Exhibit 22.1

LIST OF SUBSIDIARY GUARANTORS

Each of the subsidiaries of HA Sustainable Infrastructure Capital, Inc. listed below is a co-issuer or guarantor, as applicable (and as described below), of the 3.750% Green Exchangeable Senior Unsecured Notes due 2028 (the “Existing Exchangeable Notes”), the 3.750% Senior Notes due 2030 (the “2030 Senior Notes”), the 6.150% Green Senior Unsecured Notes due 2031 (the “2031 Senior Notes”), the 6.375% Green Senior Unsecured Notes due 2034 (the “2034 Senior Notes”), the 6.750% Green Senior Unsecured Notes due 2035 (the “2035 Senior Notes”), the 6.000% Green Senior Unsecured Notes due 2036 (the “2036 Senior Notes”), the 5.950% Green Senior Unsecured Notes due 2033 (the “2033 Senior Notes,” and collectively with the 2030 Senior Notes, the 2031 Senior Notes, the 2034 Senior Notes the 2035 Senior Notes and the 2036 Notes, the “Senior Notes”), the 8.000% Green Junior Subordinated Notes due 2056 (the “June 2056 Junior Subordinated Notes”) and the 7.125% Green Junior Subordinated Notes due 2056 (the “November 2056 Junior Subordinated Notes,” and collectively with the June 2056 Junior Subordinated Notes, the “Junior Subordinated Notes”).

Exact Name of Guarantor	Role	State of Incorporation or Organization
HAT Holdings I LLC	Co-Issuer of the 2030 Senior Notes and the Existing Exchangeable Notes and Guarantor of the 2031 Senior Notes, the 2034 Senior Notes, the 2035 Senior Notes, the 2036 Senior Notes, the 2033 Senior Notes and the Junior Subordinated Notes.	Maryland
HAT Holdings II LLC	Co-Issuer of the 2030 Senior Notes and the Existing Exchangeable Notes and Guarantor of the 2031 Senior Notes, the 2034 Senior Notes, the 2035 Senior Notes, the 2036 Senior Notes, the 2033 Senior Notes and the Junior Subordinated Notes.	Maryland
HAC Holdings I LLC	Guarantor of the 2031 Senior Notes, the 2034 Senior Notes, the 2035 Senior Notes, the 2036 Senior Notes, the 2033 Senior Notes and the Junior Subordinated Notes.	Delaware
HAC Holdings II LLC	Guarantor of the 2031 Senior Notes, the 2034 Senior Notes, the 2035 Senior Notes, the 2036 Senior Notes, the 2033 Senior Notes and the Junior Subordinated Notes.	Delaware
Hannon Armstrong Sustainable Infrastructure, L.P.	Guarantor of the Existing Exchangeable Notes, the Senior Notes and the Junior Subordinated Notes.	Delaware
Hannon Armstrong Capital, LLC	Guarantor of the Existing Exchangeable Notes, the Senior Notes and the Junior Subordinated Notes.	Maryland